Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-222264 on Form S-3 of our report dated March 12, 2018, relating to the consolidated financial statements of ViewRay, Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of ViewRay, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
March 20, 2018